UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2009

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (858) 812-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In April 2009, the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) approved the Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan (the “Incentive Plan”), subject to the approval of the Company’s stockholders. On June 18, 2009, the Company’s stockholders approved the Incentive Plan as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2009 (the “2009 Proxy Statement”).

The Incentive Plan will be administered by the Board or a committee of the Board. The Company’s employees, directors and any person who provides services to the Company are eligible to receive awards under the Incentive Plan. The Incentive Plan provides for a variety of equity and equity-linked awards, including stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units, as well as cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The Company is authorized to issue up to 2,500,000 shares of common stock under the Incentive Plan, subject to adjustment as provided in the plan. Under the Incentive Plan, no more than one million shares of common stock may be covered by stock options and stock appreciation rights granted to any participant in a calendar year, and no more than 500,000 shares of common stock may be covered by stock-based awards granted to any participant in a calendar year. In addition, no more than $2.5 million may be earned by a participant in a calendar year under a qualified performance-based award of performance units or a qualified performance-based cash incentive award.

The Board is required to establish conditions based on management objectives set forth in the Incentive Plan for awards of performance shares and performance units and annual incentive awards. The Board may also establish management objectives for any other awards under the Incentive Plan. The management objectives may be described in terms of Company-wide objectives or objectives related to performance of an individual participant or a subsidiary, division, business unit, region or function of the Company, and may be made relative to the performance of other companies. The Board may allow for adjustments to management objectives for specified events set forth in the Incentive Plan to the extent allowed by Section 162(m).

In the event a change in control of the Company occurs, the Board may substitute each award outstanding under the Incentive Plan immediately prior to the change in control with alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards replaced in a manner that complies with Section 409A of the Internal Revenue Code.

As previously announced in the 2009 Proxy Statement, effective as of June 18, 2009, the Company will make no further awards under the Company’s Amended and Restated Novatel Wireless, Inc. 2000 Stock Incentive Plan.

The foregoing description of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

By:	/s/ Kenneth G. Leddon
Kenneth G. Leddon
Senior Vice President and Chief Financial Officer

Date: June 24, 2009